SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2015

REVE TECHNOLOGIES, INC.
(Exact name of Company as specified in its charter)

Nevada		27-2571663
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

300 S El Camino Real, San Clemente, California 92672
(Address of principal executive offices)

Phone: (714) 907-1241
(Company’s Telephone Number) 17011 Beach Boulevard, Suite 900, Huntington Beach, California 92647
(Registrant’s Previous Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS

On July 17, 2015, Reve Technologies, Inc. entered into a material definitive agreement with Mr. Tamio Stehrenberger wherein Mr. Stehrenberger sold his controlling interest in Reve Technologies, Inc. back to the Company for the total price of $50,000.  Upon closing, Mr. Stehrenberger delivered to Company Counsel, for cancellation, 20,115,000 shares of Reve Technologies, Inc. Common Stock owned by his family partnership.

Pursuant to the Agreement, Mr. Stehrenberger resigned as President, CEO, Treasure, Secretary and Director and appointed Mr. David Forster as President, CEO, CFO, Treasurer, Secretary and Sole Director.

On July 20, 2015, the Board of Directors approved and authorized the resignation of Mr. Stehrenberger, the purchase and sale of 20,115,000 Shares owned by Taanen, LP, and the appointment of Mr. Forster.

The information specified above is qualified in its entirety by reference to the Agreement for Purchase and Sale.  A copy of that agreement is attached hereto as Exhibit 10.1.

On July 20, 2015, Mr. Forster purchased twenty two million (22,000,000) shares of the Company, resulting in the beneficial ownership of the majority of the issued and outstanding shares of the Company.

The information specified above is qualified in its entirety by reference to the Stock Purchase Agreement.  A copy of that agreement is attached hereto as Exhibit 10.2.

On July 20, 2015, the Board of Directors approved and authorized the creation of 1,000,000 shares of Series B Voting Preferred Stock.  Each share of Series B Voting Preferred Stock is equal to and counted as 1,000 times the vote of all of the shares of the Corporation (i) common stock, and (ii) other voting preferred stock issued and outstanding on the date of each and every vote or consent of the shareholders of the Company regarding each and every matter submitted to the shareholders of the Company for approval.

On July 20, 2015, the Company entered into an Agreement of Assignment with Mr. David Forster, a related party, wherein the related party assigned all rights, interest, and title to technology owned by that party in exchange for 1,000,000 Series B Voting Preferred Stock.

On July 20, 2015, after review and recommendation from the Board, the Company approved and authorized the acceptance of the Assignment and the issuance of the Series B Voting Preferred Shares.

The information specified above is qualified in its entirety by reference to the Agreement of Assignment.  A copy of that agreement is attached hereto as Exhibit 10.3.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Securities Issued

On July 24, 2015, the Company issued 1,000,000 shares of Series B Voting Preferred Stock to David Forster, representing 100% of the total issued and outstanding shares of the Company’s Series B Voting Preferred Stock.

Consideration

The consideration for the 1,000,000 shares of Series B Voting Preferred Stock was the assignment of a certain technology, as set forth in the Agreement of Assignment.

Exemption from Registration

The 1,000,000 shares of the Series B Voting Preferred Stock were issued in reliance upon that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Act”), specified by the provisions of Section 4(2) of the Act regarding transactions by an issuer not involving a public offering of securities.  The issuance of those shares as compensation for the agreement of assignment did not involve any public offering of securities.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

The information set forth and incorporated by reference in Items 1.01 and 3.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Identity of the person who acquired control; date and description of the transaction; and basis of control

On July 20, 2015, David Forster acquired control of the Company with the resignation of Mr. Tamio Stehrenberger, and the appointment of David Forster to President, CEO, CFO, Secretary, Treasurer, and Director.  In a separate transaction, Mr. Forster purchased twenty two million (22,000,000) shares of the Company’s Common Stock for the purchase price of Twenty Six Thousand Dollars ($26,000), as specified in Items 1.01 of this Current Report on Form 8-K.

On July 24, 2015, David Forster, upon issuance of the 1,000,000 shares of Series B Voting Preferred Stock, became the 100% owner of the Series B Voting Preferred Stock, as specified in Items 1.01 and 3.02 of this Current Report on Form 8-K.

Percentage of Voting Securities of the Company

On July 20, 2015, the Company’s total issued and outstanding shares of common stock was 37,756,524; David Forster, as the sole holder of the 1,000,000 authorized, issued and outstanding shares of Series B Voting Preferred Stock, holds voting power equal to 99% of the Company’s voting securities.

Consideration and source of funds used by David Forster

The consideration for the 1,000,000 shares of Series B Voting Preferred Stock is the assignment of that certain technology, Hush Chat, as set forth in Items 1.01 and 3.02 of this Current Report on Form 8-K.

FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
10.1	Agreement for Purchase and Sale between Reve Technologies, Inc. and Tamio Stehrenberger.
10.2	Stock Purchase Agreement between David Forster and Reve Technologies.
10.3	Agreement of Assignment between David Forster and Reve Technologies, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Reve Technologies, Inc.

Date: July 28, 2015	By:	/s/David Forster
	Name:	David Forster
	Title:	President & CEO